LFC TECHNOLOGIES. LLC
             ADDENDUM TO THE AMENDED AND RESTATED SERVICE AGREEMENT

This Addendum to the Amended and Restated Service Agreement (this "Agreement") is entered into effective as of October 29, 1999 (the "Effective Date"), by and among MLFC Corporation, a California corporation ("MLFC"), LFC Technologies, LLC, a Delaware limited liability company ("LFC Co.") and SGI International, a Utah corporation ("Developer") with respect to the Amended and Restated Service Agreement dated as of January 14, 1999 among MLFC, LFC Co. and the Developer (the "Original Agreement").

The parties hereto agree as follows:

1. Notwithstanding the provisions of Article 4 of the Original Agreement, the Developer requested and LFC Co. accepted to accelerate the due date of the sum of US$500,000 as the Annual Payment payable for the remainder of the initial term of the Original Agreement (the "Second Annual Payment").

2. Pursuant to the request of the Developer, LFC Co. has paid to the Developer in full the Second Annual Payment in August, 1999.

3. As a result of payment by LFC Co. of the Second Annual Payment as set forth in Section 2 above, LFC Co. has paid to the Developer the aggregate amounts of US$1,000,000 equivalent to full payment of the Annual Payments due during the initial term of the Original Agreement under Article 4 thereof, and LFC Co. shall be released and forever discharged from any and all obligation to pay any further Annual Payments during such initial term under Article 4 of the Original Agreement.

4. The Developer shall continue to perform all of its obligations under the Original Agreement during the initial term thereof strictly in accordance with the terms and conditions thereof.

5. Except for the due date of the Second Annual Payment, the Original Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date and year first above written.

LFC Technologies, LLC                   SGI International, a Utah Corporation

By: /S/ SEIJI SHIRAKI                   By: /S/ MICHAEL L. ROSE
Name: Seiji, Shiraki                    Name: Michael L. Rose
Title: Chief Executive Officer          Title: President and CEO


MLFC Corporation, a California corporation

By: /S/ MASAHIDE KONISI
Name: Masahide Konishi
Title: President